UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2007

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Technology Centre of New Jersey, 675 Rt. 1, Suite B113 North Brunswick, New Jersey	08902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 545-1590
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

1.
On October 31, 2007, Advaxis, Inc. (the “Company”) was notified that the partners of Goldstein Golub Kessler LLP (GGK) became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that GGK resigned as independent registered public accounting firm for the Company. McGladrey & Pullen, LLP was appointed as the Company’s new independent registered public accounting firm.

2.
The audit reports of GGK on the financial statements of Advaxis, Inc. as of and for the years ended October 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. GGK's 2006 audit report relating to GGK's audit of Company's financial statements for the fiscal year ended October 31, 2006 included an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

3.	The decision to engage McGladrey & Pullen, LLP was approved by the audit committee of the board of directors.

4.
During the Company’s two most recent fiscal years ended October 31, 2006 and 2005 and through November 26, 2007, the Company did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to the Company that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

5.
In connection with the audits of the Company's financial statements for each of the fiscal years ended October 31, 2006 and 2005 and through the date of this Current Report, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

6.
The Company has provided GGK a copy of the disclosures in this Form 8-K and has requested that GGK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not GGK agrees with the Company's statements in this Item 4.01(a). A copy of the letter dated November 26, 2007 furnished by GGK in response to that request is filed as Exhibit 16.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None

(b)	Pro forma financial information.

None

(c)	Shell company transactions

None

(d)	Exhibits.

Exhibit No.	Title of document

16.1	Letter regarding change in certifying accountant dated November 26, 2007 from Goldstein Golub Kessler LLP to the Company.

16.2
Letter furnished by GGK in response to the Company’s request, addressed to the Security and Exchange Commission dated November 26, 2007 indicating their agreement with the statements contained in this Form 8-K filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2007

ADVAXIS, INC.

By:	/s/ Thomas Moore
	Name:	Thomas Moore
	Title:	Chief Executive Officer